Exhibit 10.14


                Key Employee Retention Agreement

The purpose of this Agreement (the "Agreement") between Integrated Defense Technologies, Inc. (the "Company") and William E. Collins (the "Employee") is to provide for continuity of management and integration of the business operations of the Company during the period leading up to as well as after the date of the proposed sale, merger, consolidation or other business combination resulting in a change of control of the Company involving all or a substantial amount of the business, securities or assets of the Company on terms and conditions in the best interests of the Company (the "Sale").

1.   Term of Agreement

     This Agreement will be in effect upon the execution of this Agreement by the Company and the Employee and through the date corresponding to the six month anniversary of the closing of the Sale (the "Closing Date"), unless terminated earlier in accordance with Paragraphs 6 or 7.

2.   Criteria for Incentive Payment

     The Employee will be eligible for the incentive payment specified in Paragraph 3 (the "Incentive") under this Agreement if:

      o The Employee remains employed at the Company through the Closing Date and at the Company or its successor for the six-month period immediately following the Closing Date;

      o The Employee devotes best effort and diligence to the on-going business affairs of the Company, the successful completion of the Sale, and the integration of the Company into the organization of the party which completes a Sale (the "Purchaser"); and

      o The Employee otherwise meets all other conditions in this Agreement, including without limitation, the provisions of Paragraph 12.

3.   Amount of Incentive Payment

     The Incentive payable under this Agreement is an amount equal to $75,000.

4.   Payment of Incentive

     The Incentive payable under this Agreement shall be paid within the 30-day period immediately following the six month anniversary date of the Closing Date, or within 30 days of an event which makes the Employee eligible for a payment under Paragraph 5. When paid, the Incentive will be subject to normal and required deductions and withholdings. The Incentive will not qualify as earnings under any pension plan or for any other employee benefit purpose.

5.   Layoff, Disability, Resignation for Good Reason, or Death

     If, after the Closing Date and within the term of this Agreement, the Employee is laid off by the Purchaser, becomes disabled, voluntarily resigns for good reason, or dies, the Employee will be eligible for the Incentive payment under this Agreement. For a layoff after the Closing Date, payment of the Incentive will be made in addition to any severance payments otherwise due the Employee under the Purchaser's severance plan, if any. "Good reason" shall only mean: During the six-month period beginning on the Closing Date, (i) a reduction in the Employee's base salary or (ii) a material diminution of the Employee's responsibilities as a result of removal from, or changes in, the position held by the Employee immediately prior to the Sale, other than such changes as job title, reporting relationship, or employees supervised which result solely by virtue of the Sale.

6.   Retirement, Resignation or Termination for Cause

     If the Employee retires, resigns for other than good reason, or is discharged for cause during the term of this Agreement, the Employee will not be eligible for any payment of the Incentive under this Agreement and this Agreement will terminate immediately.

7.   Termination of Agreement

     This Agreement will terminate and the Employee will have no right to payment of the Incentive under this Agreement if the Closing Date has not occurred by December 31, 2003.

8.   No Contract of Employment

     Nothing is this Agreement may be construed as an expressed or implied contract of employment for any duration, and this Agreement does not limit the ability of either the Employee or the Company to terminate the employment relationship at will.

9.   No Assignment

     No Incentive payable under this Agreement may be assigned, transferred, pledged, or otherwise encumbered, or subject to any legal process for the payment of any claim against the Employee.

10.  Entire Agreement

     This Agreement represents the complete understanding of the parties with respect to the subject matter hereof and no other promises or agreements shall be binding or modify this Agreement unless in writing and signed by both parties.

11.  Governing Law

     This Agreement shall be governed in all respects by and in accordance with the laws of the State of New York without regard to its conflict of law provisions.

12.  Release Requirement

     No Incentive otherwise due under this Agreement will be paid unless and until the Employee executes a Release, in a form determined by the Company or its successor, as a condition for payment under this Agreement.


INTEGRATED DEFENSE TECHNOLOGIES, INC.


By:  /s/ Robert B. McKeon
    --------------------------------------
Name:   Robert B. McKeon,
Title:  Chairman of the Board of Directors


Agreed to and Accepted:

Signed: /s/ William E. Collins
        ----------------------------------
          William E. Collins

Date:   February 27, 2003
        ------------------